HD Partners Acquisition Corporation
And the National Hot Rod Association
Announce Transaction Update

Santa Monica, CA (October 11, 2007) — HD Partners Acquisition Corporation. (“HD Partners”) (AMEX: HDP, HDP-U, HDP-WT) and the National Hot Rod Association (“NHRA”), today provide the following update on the proposed acquisition by HD Partners of NHRA’s professional racing assets. On May 30, 2007, HD Partners and the NHRA announced that they had entered into an agreement pursuant to which HD Partners would acquire substantially all of the NHRA’s professional racing assets, including the NHRA POWERade Drag Racing series, together with a broad set of rights to commercialize the NHRA brand.

Per Event Financial Metrics Continue to Grow

The NHRA POWERade Drag Racing Series currently consists of 23 national events held at locations around the country, and draws as many as 125,000 spectators over three or more days of racing. During the first six months of 2007, the business has continued to show growth and improvement across key financial metrics, as evidenced by strong growth in per event financial performance.

	Six Months	Six Months	Percentage Increase
	Ended	Ended	Per Event
	June 30, 2007	June 30, 2006	2007 versus 2006
	($ in thousands)	($ in thousands)

Per Event Financial Performance**
Revenue	$4,149	$3,659	13.4%
Operating Profit	$413	$357	15.7%
Net Income	$421	$360	16.9%
EBITDA	$512	$434	18.0%

**Per event financial metrics are derived by taking total dollars for each metric divided by the total number of national events during the relevant time period. As a result, these numbers include some revenue not specifically attributable to national events.

Fan Base Remains Strong and Growing

Overall fan interest in the NHRA POWERade Drag Racing Series continues to grow as evidenced by both strong attendance growth and increased ESPN television ratings.

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Spectator Admissions. Through the first 20 events of the 23 event 2007 racing season, the total number of paid admissions to the NHRA POWERade Drag Racing Series increased 9.5% compared to the same number of events in the 2006 season, leading to an 11.5% increase in total spectator admission revenue for such events in 2007 compared to 2006. (Note: These numbers exclude the spectator admission data relating to the national event held in Brainerd, Minnesota, for which information is not available.)

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Television Ratings. Overall ESPN television ratings for coverage of the NHRA POWERade Drag Racing Series during 2007 were up over 8% through the first 20 events of the 23 event racing season as compared to the first 20 events of the 2006 season.

New Sponsors Added

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The NHRA continues to aggressively pursue new official and program sponsors. These efforts have resulted in the introduction of several new sponsors and new sponsor programs to the sport, including Caterpillar and Ford.

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In addition, during the first six months of 2007, the NHRA has renewed sponsorships with a number of key sponsors, including, among others, Anheuser-Busch, General Motors and Motel 6, Harley-Davidson, Okuma, Coca-Cola Full Throttle Energy Drink, Racing Electronics and Torco Racing Fuels.

•	The NHRA anticipates announcing additional new sponsors for the 2008 racing season before year end.

New Growth Initiatives Underway

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New National Event. As part of efforts to reach new fans and expand the overall NHRA brand presence, on September 1, 2007, the NHRA announced its intent to add a 24th national event for the 2008 NHRA POWERade Drag Racing Series, the first permanent addition to the series since the 1999 season. The NHRA expects to announce the location of this event in the coming weeks.

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Home Entertainment. In its first home video product release since 1999, the NHRA will release a 2007 Year in Review DVD shortly following the end of the 2007 racing season. This release will be the first in a series of home entertainment releases planned for late 2007 and continuing throughout 2008, tapping the NHRA’s extensive video and photo archives which chronicle the rich history of the sport of drag racing.

NHRA and its Personalities Continue to Receive Mainstream Media Attention

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Ashley Force, the daughter of John Force, in her first year of professional funny car competition has been named “AOL Sports’ Hottest Athlete” for 2007. In online fan balloting, Ashley beat out other competitors such as Danica Patrick, Maria Sharapova, Amanda Beard and Natalie Gulbis to reach the finals, where she defeated Tom Brady of the New England Patriots.

•	On September 10th, 2007, Ashley Force appeared as a guest of Jay Leno on the Tonight Show.
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On June 21, 2007, NHRA professional racers Melanie Troxel, Ashley Force, and Angelle Sampey appeared on ABC's Good Morning America with hosts Diane Sawyer, Chris Cuomo, Robin Roberts, and Sam Champion. The segment highlighted, among other things, the significant presence of women in professional drag racing.

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USA Today has run two four-page special weekend addition sections solely dedicated to the NHRA POWERade Drag Racing Series, the first appearing in conjunction with the commencement of the racing season in February, and the second appearing over Labor Day weekend in connection with the U.S. Nationals in Indianapolis.

•	“Driving Force,” the television series featuring 14-time Funny Car Champion John Force, completed its second season on A&E Television Network.

"Countdown to the Championship" Update.

2007 is the inaugural year of the NHRA POWERade Drag Racing Series “Countdown to the Championship.” The Countdown to the Championship breaks the 23-event POWERade Series season up into three distinct sections: the 17-race Countdown to 8, the four-race Countdown to 4 and the two-race Countdown to 1. The champions in each of the four professional classes, Top Fuel, Funny Car, Pro Stock and Pro Stock Motorcycle, will be crowned at the final event of the year in Pomona, California, which runs from November 1 through November 4, 2007. The format change continues to attract significant media attention in the coverage of motorsports, and the NHRA believes the Countdown is contributing to the overall increases in attendance and television ratings for the 2007 racing season. The individuals competing in this season’s Countdown to the Championship also highlight the significant diversity of NHRA racers as compared to any other professional motorsport.

HD Partners and NHRA Transaction Remains on Target

Eddy Hartenstein, Chairman and Chief Executive Officer of HD Partners, said, “We remain extremely excited by the opportunity to acquire these truly unique sports media and entertainment assets. As evidenced by the results announced today, NHRA President Tom Compton and his team continue to grow the NHRA professional racing business. We already see growth accelerating in 2007, and believe that the proposed transaction is generating momentum for even greater opportunities in 2008.”

Tom Compton, president of the NHRA, said, “The NHRA POWERade Drag Racing series is having an extremely successful year, as evidenced by strong interest from fans and expanding partnerships with our sponsors. We continue to believe that the HD Partners infusion of capital, expertise and relationships will further enhance our ability to drive key initiatives and expand upon the success that the NHRA is currently enjoying.”

The closing of the asset purchase and related transactions is subject to stockholder approval, regulatory clearances and other customary closing conditions. HD Partners filed a preliminary proxy statement with the Securities and Exchange Commission on July 17, 2007; amendments to the proxy statement were filed on September 11, 2007 and October 11, 2007. Subject to receiving shareholder approval and the satisfaction of such conditions, the transaction is expected to close in late 2007.

Remembering Wally

“It was a sad day for the HD Partners team when we learned that NHRA’s founder, Wally Parks, had passed away on September 28.  I have a very vivid memory of Wally discussing our pending transaction at an all-hands meeting for NHRA employees.  You could easily see that he was a natural leader and gifted speaker.  The respect and genuine affection the audience had for Wally was very apparent.  We at HD Partners recognize the honor we have been given in having the opportunity to build upon the legacy that he leaves behind.”  Eddy Hartenstein, Chairman, HD Partners Acquisition Corporation

About HD Partners, Inc.

HD Partners is a company that was formed for the specific purpose of consummating a business combination in the media, entertainment and/or telecommunications industries. In June 2006, HD Partners raised $150 million in its initial public offering. HD Partners was formed by Eddy Hartenstein, Robert Meyers, Larry Chapman, Steve Cox and Bruce Lederman, each of whom played senior roles in building DIRECTV to a business with over 12 million subscribers and over $7.7B in annual revenue. Mr. Hartenstein served as President of DIRECTV from its formation in 1990 through 2001, and Chairman and CEO from 2001-2003, and was responsible for assembling its management team and guiding its strategic efforts to establish DIRECTV as the world’s leading digital television service.

About NHRA

The NHRA, a non-profit corporation based in Glendora, California, was founded in 1951 by Wally Parks as a means of getting drag racers off the streets and onto legal drag strips. Today, NHRA is the primary sanctioning body for the sport of drag racing in the United States with 140 member tracks. With 80,000 members and 35,000 licensed competitors, NHRA is a thriving leader in the world of motorsports, offering a variety of services including its NHRA membership program, its weekly publication National Dragster, and through the many youth and education programs conducted nationwide. It promotes 23 national events around the country through its NHRA POWERade Drag Racing Series. NHRA-sanctioned sportsman and bracket racing series’ provide competition opportunities for drivers of all levels. NHRA develops the stars of tomorrow by offering the Lucas Oil Drag Racing Series, Xplod Sport Compact Racing Series, NHRA Summit Racing Series and the Street Legal Drags presented by AAA. NHRA also offers the O’Reilly Auto Parts Jr. Drag Racing League for youths ages 8 to 17.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about HD Partners, the NHRA and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of HD Partners’ and the NHRA’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of HD Partners’ stockholders to approve the asset purchase agreement and the transactions contemplated thereby; the number and percentage of HD Partner stockholders voting against the acquisition; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which the NHRA is engaged; demand for the products and services that the NHRA provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in HD Partners’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither HD Partners nor the NHRA assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, HD Partners will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of HD Partners. A preliminary proxy statement was filed with the Securities and Exchange Commission on July 17, 2007; amendments to the proxy statement were filed on September 11, 2007 and October 11, 2007. HD Partners’ stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of assets from the NHRA and the related transactions. HD Partners’ stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to HD Partners, 2601 Ocean Park Blvd., Suite 320, Santa Monica, California 90405.

HD Partners and its officers and directors may be deemed to have participated in the solicitation of proxies from HD Partners’ stockholders in favor of the approval of the acquisition and related transactions. Information concerning HD Partners’ directors and executive officers is set forth in the publicly filed documents of HD Partners. Stockholders may obtain more detailed information regarding the direct and indirect interests of HD Partners and its directors and executive officers in the acquisition and related transactions by reading the preliminary and definitive proxy statements regarding the acquisition and related transactions, which will be filed with the SEC.

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Public and Investor Relations Contact:

For the NHRA:

Jerry Archambeault, Vice President Public Relations and Communications
NHRA
JArchambeault@nhra.com
(626) 914-4761

For HD Partners:
Robert Meyers, Chief Financial Officer
HD Partners Acquisition Corporation
bob@hdpartnersacquisition.com
310-209-8308, ext. 3